UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

DUBLI, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 19, 2013, the Company entered into a purchase agreement with Michael Hansen, the Chief Executive Officer of the Company, Eric Nelson, the Chief Financial Officer of the Company, Andreas Kusche, the General Counsel of the Company, Rick Daglio, the Chief Technology Officer and Tom Sikora, the Chief Product Officer with respect to the sale of 30,408,453 shares of its common at a price of $0.10 per share. On the date that the Board of Directors of the Company approved the transaction, the Company's common stock had a closing price of $0.115.
Pursuant to the purchase agreement, Mr. Hansen has converted the unpaid balance of approximately $700,000 of existing debt owed to him by the Company under a $1 million unsecured 3% promissory note dated April 23, 2013 and due September 30, 2013. The note was canceled upon its conversion. In addition, Mr. Hansen purchased for cash at a price of $0.10 per share 23 million shares of common stock.
In addition to Mr. Hansen's transaction, the following persons acquired shares in accordance with the terms noted in the table below:

			Form of Payment
Management	Shares	Price	Cash	Debt Conversion
Michael Hansen, CEO *	30,000,000	$3,000,000	$2,300,000	$700,000
Andreas Kusche, General Counsel	50,000	5,000		5,000
Eric Nelson, CFO	117,794	11,779	10,000	1,779
Rick Daglio, CTO	60,000	6,000	6,000
Thomas Sikora, CPO	180,659	18,066	5,162	12,904
Total	30,408,453	$3,040,845	$2,321,162	$719,683
* It is anticipated that the $2.3 million cash payment by Mr. Hansen will be made to the Company in August 2013.
The foregoing description of the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the document attached hereto as an Exhibit, which is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.
The information set forth in Item 1.01 of this Report is incorporated herein by reference.
The shares set forth in the table included in Item 1.01 were sold to five employees/members of the management of the Company,. Michael Hansen is an officer and director of the Company and Andreas Kusche and Eric Nelson are officers of the Company. The issuance of 30,230,569 shares of common stock to three of such persons was exempt from registration under Regulation S promulgated under the Securities Act of 1933 (the “Securities Act”) because the shares were issued outside of the United States to non-US persons (as defined in Regulation S). The issuance of 177,794 shares to two of such persons who are a US person was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 9.01    Financial Statements and Exhibits

Exhibits

Number Description

10.1    Purchase Agreement dated June 19, 2013 among DubLi, Inc. and Michael Hansen, Andreas Kusche, Eric Nelson, Thomas Sikora and Rick Daglio.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)

Date: June 21, 2012
By: /s/ Michael Hansen
Michael Hansen
Chief Executive Officer